                                                                    EXHIBIT 99.1


                CLEAR CHANNEL REPORTS THIRD QUARTER 2004 RESULTS

SAN ANTONIO, TEXAS OCTOBER 29, 2004...Clear Channel Communications, Inc. (NYSE:
CCU) today reported results for its third quarter ended September 30, 2004.

The Company reported revenues of $2.6 billion in the third quarter of 2004, a 4% increase over the $2.5 billion reported for the third quarter of 2003. Clear Channel's net income and diluted earnings per share were $261.2 million and $0.44 per diluted share during the third quarter of 2004.

The Company's third quarter 2003 net income included approximately $685.6 million of pre-tax gains, $0.66 per diluted share after tax, related to the Company's investment in Univision Communications, Inc. and the sale of an investment in American Tower Corporation. These gains were offset by the impairment of certain investments totaling $15.0 million pre-tax, $0.01 per diluted share after tax. Excluding these items, 2003 third quarter net income would have been $236.8 million or $0.38 per diluted share and the Company's third quarter 2004 net income and diluted earnings per share growth would have been 10% and 16%, respectively.

Mark Mays, President and Chief Executive Officer said, "We delivered strong financial results during what proved to be a very challenging quarter. We generated 16% earnings growth and produced a significant amount of free cash flow during the quarter. We continued repurchasing our shares during the past quarter and continue to believe that the purchase of our common stock represents an attractive opportunity to benefit the long-term interests of the Company and its shareholders. We are in excellent position to increase shareholder value over the long-term."

REVENUE AND DIVISIONAL OPERATING EXPENSES


                                                    Three Months Ended
(In thousands)                                         September  30,             %
                                               ----------------------------
                                                   2004              2003       Change
                                               -----------      -----------     ------
   Revenue
   Radio Broadcasting                          $   960,066      $   963,635        0%
   Outdoor Advertising                             600,166          540,089       11%
   Live Entertainment                              974,675          936,213        4%
   Other                                           147,313          139,238        6%
   Eliminations                                    (33,347)         (35,029)
                                               -----------      -----------
CONSOLIDATED REVENUE                           $ 2,648,873      $ 2,544,146        4%
                                               ===========      ===========

   Divisional operating expenses
   Radio Broadcasting                          $   538,179      $   536,495        0%
   Outdoor Advertising                             431,383          391,004       10%
   Live Entertainment                              883,645          839,402        5%
   Other                                           117,334          110,457        6%
   Eliminations                                    (33,347)         (35,029)
                                               -----------      -----------
CONSOLIDATED DIVISIONAL OPERATING EXPENSES     $ 1,937,194      $ 1,842,329        5%
                                               ===========      ===========

Included in the Company's third quarter 2004 revenue and operating expenses are approximately $49.9 million and $44.7 million, respectively, of foreign exchange increases compared to the same period of 2003.

RADIO BROADCASTING

The Company's radio broadcasting revenue decreased $3.6 million to $960.1 million during the three months ended September 30, 2004 as compared to the same quarter of 2003. The decrease in revenue was led by a decline in national advertising, partially offset by increases in local advertising, as well as traffic and network revenues. The decline in national revenue was primarily due to weakness in automotive and telecom advertising. The Company generated revenue growth during the quarter in its small to mid-size markets, which it defines as markets outside the top 25. This growth was offset by a revenue decline in the Company's large markets.

Divisional operating expenses increased $1.7 million to $538.2 million during the three months ended September 30, 2004 as compared to the same quarter of 2003. The primary driver of the increase was advertising and promotional expenses, which was partially offset by declines in sales related expenses.

OUTDOOR ADVERTISING

The Company's outdoor advertising revenue increased $60.1 million to $600.2 million during the three months ended September 30, 2004 as compared to the same quarter of 2003. Domestic revenue growth came from bulletin and poster sales as well as airport advertising, while international revenue growth was paced by an increase in street furniture revenues. For the three months ended September 30, 2004, revenue included increases of approximately $26.1 million resulting from movements in foreign exchange rates.

The increase in bulletin revenues was primarily attributable to an increase in rate, while both rate and occupancy on the Company's poster inventory were up for the quarter. Domestically, revenue growth occurred across a wide range of markets, with the strongest growth coming from such markets as San Francisco, San Antonio, Seattle, Tampa and Phoenix. Strong domestic advertising categories for the third quarter included automotive, telecom, retail and business and consumer services. The increase in international street furniture revenues was driven by growth in both the number of displays and revenue per display as compared to the same quarter of the prior year. Ireland, Australia/New Zealand, Italy and Latin America were some of the stronger performing international regions during the quarter; however, their performance was tempered by billboard revenues in the U.K. and France.

Divisional operating expenses increased $40.4 million to $431.4 million during the three months ended September 30, 2004 as compared to the same quarter of 2003. The increase includes approximately $22.8 million from fluctuations in foreign exchange rates. The remainder of the increase is primarily attributable to an increase in site lease expenses associated with percentage of revenue sharing lease agreements.

LIVE ENTERTAINMENT

The Company's live entertainment revenue increased $38.5 million for the three months ended September 30, 2004 as compared to the same quarter of 2003. The revenue growth during the quarter was attributed to strong international promotion business and the timing of events. Also contributing to the increase was growth in sponsorship revenues. This was partially offset by a decline in the number of events and attendance at the Company's amphitheaters principally from show cancellations. Revenue includes increases of approximately $23.8 million resulting from movements in foreign exchange rates during the three months ended September 30, 2004.

Divisional operating expenses increased $44.2 million during the three months ended September 30, 2004 as compared to the same period of 2003. Driving the increase was talent costs, primarily from higher artist guarantees and production costs in the current quarter compared to the third quarter of 2003. The increase includes approximately $21.9 million from fluctuations in foreign exchange rates.

SELECTED BALANCE SHEET INFORMATION

Selected balance sheet information for the second and third quarter of 2004 was:

                                                                     September 30,      June 30,
                                                                      -----------     -----------
(In millions)                                                            2004             2004
                                                                      -----------     -----------
Cash                                                                  $     230.6     $     232.8
Total Current Assets                                                  $   2,341.7     $   2,460.8
Net Property, Plant and Equipment                                     $   4,049.8     $   4,103.8
Total Assets                                                          $  27,776.7     $  27,921.5
Current Liabilities (excluding current portion of long-term debt)     $   1,928.8     $   2,137.4
Long-Term Debt (including current portion of long-term debt)          $   7,247.5     $   6,676.6
Shareholders' Equity                                                  $  14,569.5     $  15,122.8

CAPITAL EXPENDITURES

Capital expenditures for the third quarter of 2004 versus 2003 were:

                                        September 30,        September 30,
                                        -------------        -------------
(In millions)                               2004                 2003
                                        -------------        -------------
Non-revenue producing                      $  50.1              $  44.6
Revenue producing                             35.9                 46.3
                                           -------              -------
    Total capital expenditures             $  86.0              $  90.9
                                           =======              =======

The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing capital expenditures are discretionary capital investments for new revenue streams, similar to an acquisition.

LIQUIDITY AND FINANCIAL POSITION

For the nine months ended September 30, 2004, cash flow from operating activities was $1.3 billion, cash flow provided from investing activities was $250.7 million, and cash flow used in financing activities was $1.4 billion for a net increase in cash of $107.3 million.

At September 30, 2004, Clear Channel had long-term debt of:

                                                 September 30,
                                                 -------------
(In millions)                                         2004
                                                 -------------
Bank Credit Facilities                             $    724.5
Public Notes                                          6,337.9
Other Debt                                              185.1
                                                   ----------
    Total                                          $  7,247.5
                                                   ==========

Leverage, defined as debt*, net of cash, divided by the trailing 12-month pro forma EBITDA**, was 3.0x at September 30, 2004.

----------

* As defined by Clear Channel's credit facilities, debt is long-term debt of $7,247.5 million plus letters of credit of $164.5 million; guarantees of third party debt of $13.7 million; net original issue discount/premium of $7.6 million; deferred purchase consideration of $12.8 million included in other long-term liabilities; less the fair value of interest rate swaps of $16.7 million; and less purchase accounting premiums of $14.5 million.


** As defined by Clear Channel's credit facilities, pro forma EBITDA is the trailing twelve-month EBITDA adjusted to include EBITDA of any assets acquired in the trailing twelve-month period.

Randall Mays, Chief Financial Officer for the Company, said, "We have repurchased 45.0 million shares to date for a total of $1.6 billion, which represents just over 7% of our total shares outstanding. We continue to believe that this is the best use of our free cash flow, while maintaining a strong balance sheet. "

As of September 30, 2004, 70% of the Company's debt bears interest at fixed rates and 30% of the Company's debt bears interest at floating rates based upon LIBOR. The Company's weighted average cost of debt at September 30, 2004 was 5.2%.

As of October 29, 2004, Clear Channel has approximately $1.4 billion available on its bank credit facilities. The Company does not have any public debt maturing during 2004. The Company may utilize existing capacity under its bank facilities and other available funds for general working capital purposes including commercial paper support as well as to fund capital expenditures, acquisitions, stock repurchases and the refinancing of certain public debt securities. Redemptions or repurchases of securities will occur through open market purchases, privately negotiated transactions, or other means.

BUSINESS OUTLOOK

The Company currently expects that operating income will increase in the mid-single digits on a percentage basis and earnings per share will increase in the mid to high teens on a percentage basis for the full year of 2004. Earnings per share guidance excludes gains from the sale of investments and operating assets, and the effects of early extinguishment of debt.

CONFERENCE CALL

The Company will host a teleconference to discuss its results on October 29th at 9:00 a.m. Eastern Time. PLEASE NOTE: The conference call number is 888-283-6901 and the pass code is 971641. Please call ten minutes in advance to ensure that you are connected prior to the presentation. The teleconference will also be available via a live audio cast on the Company's website, located at www.clearchannel.com. A replay of the call will be available for 72 hours after the live conference call. The replay number is 888-203-1112 and the pass code is 971641. The audio cast will also be archived on the Company's website and will be available beginning 24 hours after the call for a period of one week.

                              FINANCIAL HIGHLIGHTS
               CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,                     %
                                                     -----------------------------
                                                        2004             2003              CHANGE
                                                     -----------      -----------          ------
REVENUE                                              $ 2,648,873      $ 2,544,146           4.1%
Operating expenses:
   Divisional operating expenses                       1,937,194        1,842,329
   Corporate expenses                                     46,645           44,050
   Non-cash compensation expense                             786              880
   Depreciation and amortization                         170,150          165,882
                                                     -----------      -----------
OPERATING INCOME                                         494,098          491,005           0.6%

Interest expense                                          91,607           98,192
Gain (loss) on marketable securities                       3,485          675,027
Equity in earnings of nonconsolidated affiliates           3,194            2,957
Other income (expense) - net                                (622)          (1,840)
                                                     -----------      -----------
Income before income taxes                               408,548        1,068,957

Income tax (expense) benefit:
   Current                                               (44,072)        (159,051)
   Deferred                                             (103,242)        (273,877)
                                                     -----------      -----------
NET INCOME                                           $   261,234      $   636,029         (59.0)%
                                                     ===========      ===========

Net income per share:
   BASIC                                             $       .45      $      1.03         (56.3)%
                                                     ===========      ===========
   DILUTED                                           $       .44      $      1.03         (57.3)%
                                                     ===========      ===========

Weighted average shares outstanding - Diluted:           587,852          618,312


The Company's 2003 net income included approximately $685.6 million of pre-tax gains, $0.66 per diluted share after tax, related to the Company's investment in Univision Communications, Inc. and the sale of an investment in American Tower Corporation. These gains were offset by the impairment of certain investments totaling $15.0 million pre-tax, $0.01 per diluted share after tax. Excluding these items, 2003 net income would have been $236.8 million or $0.38 per diluted share and the Company's third quarter 2004 net income and diluted earnings per share growth would have been 10% and 16%, respectively.

The Company's 2003 current tax expense includes $119.7 million of tax related to gains on the sale of the Company's investments in Univision and American Tower. The Company's 2004 current tax expense includes a benefit of $18.1 million related to the resolution of a tax issue. The benefit resulted in an effective tax rate of 36.1% for the three months ended September 30, 2004.

        SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A) AND NON-CASH COMPENSATION EXPENSE

The following tables set forth Clear Channel's Operating Income, D&A and Non-cash compensation expense for the three months ended September 30, 2004 and 2003. The Company defines "Operating Income before D&A and Non-cash compensation expense" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; D&A; and, Non-cash compensation expense.

The Company uses Operating Income before D&A and Non-cash compensation expense, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Additionally, the Company's bank credit facilities use this measure for compliance with leverage covenants.

Since Operating Income before D&A and Non-cash compensation expense is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Operating Income, D&A and Non-cash compensation expense are all financial statement line items included on the Company's statement of earnings. Operating Income before D&A and Non-cash compensation expense is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income
(loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions, which are excluded.

As required by the SEC, the Company provides reconciliations below of Operating Income before D&A and Non-cash compensation expense for each segment to such segment's operating income, and Operating Income before D&A and Non-cash compensation expense to net income, the most directly comparable amounts reported under GAAP.

                                                                        Non-cash                         Operating Income before
(In thousands)                                    Operating           compensation       Depreciation       D&A and Non-cash
                                                income (loss)           expense         and amortization   compensation expense
                                                -------------         -----------      ----------------  -----------------------
THREE MONTHS ENDED SEPTEMBER 30, 2004
Radio Broadcasting                               $   383,779          $       221         $    37,887         $   421,887
Outdoor Advertising                                   72,529                   --              96,254             168,783
Live Entertainment                                    75,896                   --              15,134              91,030
Other                                                 14,205                   --              15,774              29,979
Corporate                                            (52,311)                 565               5,101             (46,645)
                                                 -----------          -----------         -----------         -----------
  Consolidated                                   $   494,098          $       786         $   170,150         $   665,034
                                                 ===========          ===========         ===========         ===========

THREE MONTHS ENDED SEPTEMBER 30, 2003
Radio Broadcasting                               $   388,381          $       310         $    38,449         $   427,140
Outdoor Advertising                                   55,216                   --              93,869             149,085
Live Entertainment                                    81,897                   --              14,914              96,811
Other                                                 15,387                   --              13,394              28,781
Corporate                                            (49,876)                 570               5,256             (44,050)
                                                 -----------          -----------         -----------         -----------
  Consolidated                                   $   491,005          $       880         $   165,882         $   657,767
                                                 ===========          ===========         ===========         ===========

RECONCILIATION OF OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A) AND NON-CASH COMPENSATION EXPENSE TO NET INCOME

(In thousands)                                                        THREE MONTHS ENDED SEPTEMBER 30,
                                                                      --------------------------------
                                                                         2004                  2003
                                                                      -----------          -----------
Operating Income before D&A and Non-cash compensation expense         $   665,034          $   657,767
Non-cash compensation expense                                                 786                  880
Depreciation & amortization                                               170,150              165,882
                                                                      -----------          -----------
Operating Income                                                          494,098              491,005

Interest expense                                                           91,607               98,192
Gain (loss) on marketable securities                                        3,485              675,027
Equity in earnings of nonconsolidated affiliates                            3,194                2,957
Other income (expense) - net                                                 (622)              (1,840)
                                                                      -----------          -----------

Income before income taxes                                                408,548            1,068,957
Income tax (expense) benefit:
     Current                                                              (44,072)            (159,051)
     Deferred                                                            (103,242)            (273,877)
                                                                      -----------          -----------

Net income                                                            $   261,234          $   636,029
                                                                      ===========          ===========

RECONCILIATION OF 2003 NET INCOME AND DILUTED EARNINGS PER SHARE (EPS)

(In millions, except per share data)                      Net Income               EPS
                                                          ---------          ---------
Reported Amounts                                          $   636.0          $    1.03
Gain on Univision and American Tower                         (685.6)             (1.11)
Impairment of certain investments                              15.0                .02
Current and deferred tax effect                               271.4                .44
                                                          ---------          ---------
Amounts excluding certain items                           $   236.8          $     .38
                                                          =========          =========

ABOUT CLEAR CHANNEL WORLDWIDE

Visit our website at http://www.clearchannel.com.

Clear Channel Worldwide, headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising and entertainment industries with radio and television stations, outdoor advertising displays, and live entertainment productions and venues throughout the United States and in 63 countries around the world.

For further information contact:

Investors - Randy Palmer, Senior Vice President of Investor Relations, (210) 832-3315 or Media - Lisa Dollinger, Senior Vice President of Corporate Communications, (210) 832-3474 or visit our web-site at http://www.clearchannel.com.

THE NUMBERS CONTAINED WITHIN THIS RELEASE ARE UNAUDITED. CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS. VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE INCLUDE, BUT ARE NOT LIMITED
TO: CHANGES IN ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING AND ENTERTAINMENT INDUSTRIES); FLUCTUATIONS IN INTEREST RATES; CHANGES IN INDUSTRY CONDITIONS; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS AND ACCESS TO CAPITAL MARKETS. OTHER KEY RISKS ARE DESCRIBED IN THE CLEAR CHANNEL COMMUNICATIONS' REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. EXCEPT AS OTHERWISE STATED IN THIS NEWS ANNOUNCEMENT, CLEAR CHANNEL COMMUNICATIONS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.